                                                                    Exhibit 99.3

                           EXCHANGE AGENT AGREEMENT

     THIS EXCHANGE AGENT AGREEMENT (this "Agreement") is made and entered into as of May___, 2002, by and between Consol Energy Inc., a Delaware corporation, (the "Issuer") and The Bank of Nova Scotia Trust Company of New York, a trust company organized and existing under the laws of the State of New York, as exchange agent (the "Exchange Agent").

                                   RECITALS

     The Issuer proposes to make an offer to exchange, upon the terms and subject to the conditions set forth in the Issuer's Prospectus, dated ______________ (the "Prospectus"), and the accompanying letter of transmittal (the "Letter of Transmittal") attached hereto as Exhibit A (which together with the Prospectus constitutes the "Exchange Offer"), its 7 7/8% Senior Notes due 2012 (the "Restricted Securities") for an equal principal amount of its 7 7/8% Notes due 2012 (the "Exchange Securities" and, together with the Restricted Securities, the "Securities.")

     The Exchange Offer will commence as soon as practicable after the Issuer's Registration Statement on Form S-4 relating to the Exchange Offer is declared effective under the Securities Act of 1933, as amended, as certified in writing to the Exchange Agent by the Issuer (the "Effective Time") and shall terminate at 5:00 p.m., New York City time, on _______________ (the "Expiration Date"), unless the Exchange Offer is extended by the Issuer and the Issuer notifies the Exchange Agent of such extension by 5:00 p.m., New York City time, on the previous Expiration Date, in which case, the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In connection therewith, the undersigned parties hereby agree as follows:

     1. Appointment and Duties as Exchange Agent. Issuer hereby authorizes The
        ----------------------------------------
Bank of Nova Scotia Trust Company of New York, to act as the Exchange Agent in connection with the Exchange Offer, and The Bank of Nova Scotia Trust Company of New York, hereby agrees to act as the Exchange Agent and to perform the services outlined herein in connection with the Exchange Offer on the terms and conditions contained herein.

     2. Mailing to Holders of the Restricted Securities. A. As soon as
        -----------------------------------------------
practicable after its receipt of certification from the Issuer as to the Effective Time, the Exchange Agent will mail upon request of DTC to each Holder (as defined in the Indenture), and to each DTC participant identified by DTC as a holder of any Restricted Securities (i) the Letter of Transmittal with instructions (including instructions for completing a substitute Form W-9), (ii) a Prospectus and (iii) a Notice of Guaranteed Delivery substantially in the form attached hereto as Exhibit B (the "Notice of Guaranteed Delivery") all in
                   ---------
accordance with the procedures described in the Prospectus.

     B. Issuer shall supply the Exchange Agent with sufficient copies of the Prospectus, Letter of Transmittal and Notice of Guaranteed Delivery to enable the Exchange Agent to perform its duties hereunder. Issuer shall also shall furnish or cause to be furnished to the Exchange Agent a list of the holders of the Restricted Securities (including a beneficial holder list from The Depository Trust Company ("DTC"), certificated Restricted Securities numbers and amounts, mailing addresses, and social security numbers), unless waived by the Exchange Agent.

     3. ATOP Registration. As soon as practicable, the Exchange Agent shall
        -----------------
establish an account with DTC in its name to facilitate book-entry tenders of Restricted Securities through DTC's Automated Tender Offer Program (herein "ATOP") for the Exchange Offer.

     4. Receipt of Letters of Transmittal and Related Items. From and after the
        ---------------------------------------------------
Effective Time, the Exchange Agent is hereby authorized and directed to accept
(i) Letters of Transmittal, duly executed in accordance with the instructions thereto (or a manually signed facsimile thereof), and any requisite collateral documents from Holders of the Restricted Securities and (ii) surrendered Restricted Securities to which such Letters of Transmittal relate. The Exchange Agent is authorized to request from any person tendering Restricted Securities such additional documents as the Exchange Agent or the Issuer deems appropriate. The Exchange Agent is hereby authorized and directed to process withdrawals of tenders to the extent withdrawal thereof is authorized by the Exchange Offer.

     5. Defective or Deficient Restricted Securities and Instruments. A. As soon
        ------------------------------------------------------------
as practicable after receipt, the Exchange Agent will examine instructions transmitted by DTC ("DTC Transmissions"), Restricted Securities, Letters of Transmittal and other documents received by Exchange Agent in connection with tenders of Restricted Securities to ascertain whether (i) the Letters of Transmittal are completed and executed in accordance with the instructions set forth therein (or that the DTC Transmissions contain the proper information required to be set forth therein), (ii) the Restricted Securities have otherwise been properly tendered in accordance with the Prospectus and the Letters of Transmittal (or that book-entry confirmations are in due and proper form and contain the information required to be set forth therein) and (iii) if applicable, the other documents (including the Notice of Guaranteed Delivery) are properly completed and executed.

     B. If any Letter of Transmittal or other document has been improperly completed or executed (or any DTC Transmissions are not in due and proper form or omit required information) or the Restricted Securities accompanying such Letter of Transmittal are not in proper form for transfer or have been improperly tendered (or the book-entry confirmations are not in due and proper form or omit required information) or if some other irregularity in connection with any tender of any Restricted Securities exists, the Exchange Agent shall promptly report such information to the Holder. If such condition is not promptly remedied by the Holder, the Exchange Agent shall report such condition to the Issuer and await its direction. All questions as to the validity, form, eligibility (including timeliness of receipt), acceptance and withdrawal of any Restricted Securities tendered or delivered shall be determined by the Issuer, in its sole discretion. Notwithstanding the above, the Exchange Agent shall not be under any duty to give notification of defects in such tenders and shall not incur any liability for failure to give such notification unless such failure constitutes gross negligence or willful misconduct.

     C. The Issuer reserves the absolute right (i) to reject any or all tenders of any particular Restricted Securities determined by the Issuer not to be in proper form or the acceptance or exchange of which may, in the opinion of Issuer's counsel, be unlawful and (ii) to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of

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any particular Restricted Securities, and the Issuer's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and Notice of Guaranteed Delivery and the instructions set forth therein) will be final and binding.

     6. Requirements of Tenders. A. Tenders of Restricted Securities shall be
        -----------------------
made only as set forth in the Letter of Transmittal, and shall be considered properly tendered only when tendered in accordance therewith. Notwithstanding the provisions of this paragraph, any Restricted Securities that the Issuer's President, Chief Executive Officer, Vice President, Treasurer, Secretary, or any other person designated by the Issuer's President shall approve as having been properly tendered shall be considered to be properly tendered.

     B. The Exchange Agent shall (a) ensure that each Letter of Transmittal and the related Restricted Securities or a bond power are duly executed (with signatures guaranteed where required) by the appropriate parties in accordance with the terms of the Exchange Offer; (b) in those instances where the person executing the Letter of Transmittal (as indicated on the Letter of Transmittal) is acting in a fiduciary or a representative capacity, ensure that proper evidence of his or her authority so to act is submitted; and (c) in those instances where the Restricted Securities are tendered by persons other than the registered holder of such Restricted Securities, ensure that customary transfer requirements, including any applicable transfer taxes, and the requirements imposed by the transfer restrictions on the Restricted Securities (including any applicable requirements for certifications, legal opinions or other information) are fulfilled.

     7. Exchange of the Restricted Securities. A. Promptly after the Effective
        -------------------------------------
Time, the Issuer will deliver the Exchange Securities to the Exchange Agent. Upon surrender of the Restricted Securities properly tendered in accordance with the Exchange Offer, the Exchange Agent is hereby directed to deliver or cause to be delivered Exchange Securities to the Holders of such surrendered Restricted Securities. The principal amount of the Exchange Securities to be delivered to a Holder shall equal the principal amount of the Restricted Securities surrendered.

     B. Notwithstanding any other provision of this Agreement, issuance of the Exchange Securities for accepted Restricted Securities pursuant to the Exchange Offer shall be made only after deposit with the Exchange Agent of the Restricted Securities, the Letter of Transmittal and any other required documents.

     8. Securities Held in Trust. The Exchange Securities and any cash or other
        ------------------------
property (the "Property") deposited with or received by the Exchange Agent (in such capacity) from the Issuer shall be held in a segregated account, solely for the benefit of Issuer and Holders tendering Restricted Securities, as their interests may appear, and the Property shall not be commingled with securities, money, assets or property of the Exchange Agent or any other party. The Exchange Agent hereby waives any and all rights of lien, if any, against the Property, except to the extent set forth in the Indenture with respect to the Exchange Securities.

     9. Reports to Issuer. The Exchange Agent shall notify, by facsimile or
        -----------------
electronic communication, the Issuer of the principal amount of the Restricted Securities which have been duly tendered since the previous report and the aggregate amount tendered since the Effective Date on a weekly basis until the Expiration Date. Such notice shall be delivered in substantially the form set forth as Exhibit C.
         ---------

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

     10. Record Keeping. Each Letter of Transmittal, Restricted Security and any
         --------------
other documents received by the Exchange Agent in connection with the Exchange Offer shall be stamped by the Exchange Agent to show the date of receipt (or if Restricted Securities are tendered by book-entry delivery, such form of record keeping of receipt as is customary for tenders through ATOP) and, if defective, the date and time the last defect was cured or waived by the Issuer. The Exchange Agent shall cancel certificated Restricted Securities. The Exchange Agent shall retain all Restricted Securities and Letters of Transmittal and other related documents or correspondence received by the Exchange Agent until the Expiration Date. The Exchange Agent shall return all such material to Issuer as soon as practicable after the Expiration Date. If the Exchange Agent receives any Letters of Transmittal after the Expiration Date, the Exchange Agent shall return the same together with all enclosures to the party from whom such documents were received.

     11. Discrepancies or Questions. Any discrepancies or questions regarding
         --------------------------
any Letter of Transmittal, Restricted Security, notice of withdrawal or any other documents received by the Exchange Agent in connection with the Exchange Offer shall be referred to the Issuer, and the Exchange Agent shall have no further duty with respect to such matter; provided that the Exchange Agent shall cooperate with the Issuer in attempting to resolve such discrepancies or questions.

     12. Transfer of Registration. Exchange Securities may be registered in a
         ------------------------
name other than that of the record Holder of a surrendered Restricted Security, if and only if (i) the Restricted Security surrendered shall be properly endorsed (either by the registered Holder thereof or by a properly completed separate power with such endorsement guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) and otherwise in proper form for transfer,
(ii) the person requesting such transfer of registration shall pay to the Exchange Agent any transfer or other taxes required, or shall establish to Exchange Agent's satisfaction that such tax is not owed or has been paid and
(iii) the such other documents and instruments as the Issuer or the Exchange Agent require shall be received by the Exchange Agent.

     13. Partial Tenders. If, pursuant to the Exchange Offer, less than all of
         ---------------
the principal amount of any Restricted Security submitted to the Exchange Agent is tendered, the Exchange Agent shall, promptly after the Expiration Date, return, or cause the registrar with respect to each such Restricted Security to return, a new Restricted Security for the principal amount not being tendered to, or in accordance with the instruction of, the Holder who has made a partial tender.

     14. Withdrawals. A tendering Holder may withdraw tendered Restricted
         -----------
Securities as set forth in the Prospectus, in which event the Exchange Agent shall, after proper notification of such withdrawal, return such Restricted Securities to, or in accordance with the instructions of, such Holder and such Restricted Securities shall no longer be considered properly tendered. Any withdrawn Restricted Securities may be tendered by again following the procedures therefor described in the Prospectus at any time on or prior to the Expiration Date.

     15. Rejection of Tenders. If, pursuant to the Exchange Offer, Issuer does
         --------------------
not accept for exchange all of the Restricted Securities tendered by a Holder of Restricted Securities, the Exchange Agent shall return or cause to be returned such Restricted Securities to, or in accordance with the instructions of, such Holder of Restricted Securities.

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

     16. Cancellation of Exchanged Restricted Securities. The Exchange Agent is
         -----------------------------------------------
authorized and directed to cancel all Restricted Securities received by it upon delivering the Exchange Securities to tendering holders of the Restricted Securities as provided herein. The Exchange Agent shall maintain a record as to which Restricted Securities have been exchanged pursuant to Section 7 hereof.

     17. Requests for Information. The Exchange Agent shall accept and comply
         ------------------------
with telephone and mail requests for information from any person concerning the proper procedure to tender Restricted Securities. The Exchange Agent shall provide copies of the Prospectus, Letter of Transmittal and Notice of Guaranteed Delivery to any person upon request. All other requests for materials shall be referred to the Issuer. The Exchange Agent shall not offer any concessions or pay any commissions or solicitation fees to any brokers, dealers, banks or other persons or engage any persons to solicit tenders.

     18. Tax Matters. The Exchange Agent shall file with the Internal Revenue
         -----------
Service and Holders Form 1099 reports regarding principal and interest payments on Securities which the Exchange Agent has made in connection with the Exchange Offer, if any. Any questions with respect to any tax matters relating to the Exchange Offer shall be referred to the Issuer, and the Exchange Agent shall have no duty with respect to such matter; provided that the Exchange Agent shall cooperate with the Issuer in attempting to resolve such questions.

     19. Reports. Within 5 days after the Expiration Date, the Exchange Agent
         -------
shall furnish the Issuer a final report showing the disposition of the Exchange Securities.

     20. Fees and Expenses. Issuer will pay the Exchange Agent its fees plus
         -----------------
expenses, including counsel fees and disbursements, as set forth in Exhibit D.
                                                                    ---------

     21. Concerning the Exchange Agent. As exchange agent hereunder, the
         -----------------------------
Exchange Agent:

     A. shall have no duties or obligations other than those specifically set forth in this Agreement;

     B. will make no representation and will have no responsibility as to the validity, value or genuineness of the Exchange Offer, shall not make any recommendation as to whether a Holder of Restricted Securities should or should not tender its Restricted Securities and shall not solicit any Holder for the purpose of causing such Holder to tender its Restricted Securities;

     C. shall not be obligated to take any action hereunder which may, in the Exchange Agent's sole judgment, involve any expense or liability to the Exchange Agent unless it shall have been furnished with indemnity against such expense or liability which, in the Exchange Agent's sole judgment, is adequate;

     D. may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, instruction, letter, telegram or other document, or any security, delivered to the Exchange Agent and believed by the Exchange Agent to be genuine and to have been signed by the proper party or parties;

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

     E. may rely on and shall be protected in acting upon the written instructions of the Issuer, its counsel, or its representatives;

     F. shall not be liable for any claim, loss, liability or expense, incurred without the Exchange Agent's negligence or willful misconduct, arising out of or in connection with the administration of the Exchange Agent's duties hereunder; and

     G. may consult with counsel, and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Exchange Agent hereunder in accordance with the advice of such counsel or any opinion of counsel.

     22. Indemnification. A. The Issuer covenants and agrees to indemnify and
         ---------------
hold harmless the Exchange Agent, its directors, officers, employees and agents (the "Indemnified Persons") against any and all losses, damages, costs or expenses (including reasonable attorney's fees and court costs), arising out of or attributable to its acceptance of appointment as the Exchange Agent hereunder, provided that such indemnification shall not apply to losses, damages, costs or expenses incurred due to negligence or willful misconduct of the Exchange Agent. The Exchange Agent shall notify the Issuer in writing of any written asserted claim against the Exchange Agent or of any other action commenced against the Exchange Agent, reasonably promptly after the Exchange Agent shall have received any such written assertion or shall have been served with a summons in connection therewith. The Issuer shall be entitled to participate at its own expense in the defense of any such claim or other action and, if the Issuer so elects, the Issuer may assume the defense of any pending or threatened action against the Exchange Agent in respect of which indemnification may be sought hereunder; provided that the Issuer shall not be entitled to assume the defense of any such action if the named parties to such action include both the Issuer and the Exchange Agent and representation of both parties by the same legal counsel would, in the written opinion of counsel for the Exchange Agent, be inappropriate due to actual or potential conflicting interests between them; and further provided that in the event Issuer shall assume the defense of any such suit, and such defense is reasonably satisfactory to the Exchange Agent, the Issuer shall not therewith be liable for the fees and expenses of any counsel retained by the Exchange Agent.

     B. The Exchange Agent agrees that, without the prior written consent of the Issuer (which consent shall not be unreasonably withheld), it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought in accordance with the indemnification provision of this Agreement (whether or not any Indemnified Persons is an actual or potential party to such claim, action or proceeding).

     23. Applicable Law. This Agreement shall be construed and enforced in
         --------------
accordance with the laws of the State of New York, without regard to conflicts of laws principles.

     24. Notices. Notices or other communications pursuant to this Agreement
         -------
shall be delivered by facsimile transmission, reliable overnight courier or by first-class mail, postage prepaid, addressed as follows:

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

To Issuer at:              Consol Energy Inc.


                           Attention:
                           Fax: ( )
                           Telephone: ( )

Or to Exchange Agent at:
                           The Bank of Nova Scotia Trust Company of New York One Liberty Plaza, 23/rd/ Floor
                           New York, NY 10006
                           Attention: Exchanges
                           Fax: (212) 225-5436
                           Telephone: (212) 225-5427

Or to such address as either party shall provide by notice to the other party.

     25. Change of Exchange Agent. The Exchange Agent may resign from its duties
         ------------------------
under this Agreement by giving the Issuer thirty days prior written notice. If the Exchange Agent resigns or becomes incapable of acting as the Exchange Agent and the Issuer fails to appoint a new exchange agent within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Exchange Agent, the Issuer shall appoint a successor exchange agent or assume all of the duties and responsibilities of the Exchange Agent. Any successor exchange agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as the Exchange Agent without any further act or deed; but the Exchange Agent shall deliver and transfer to the successor exchange agent any Property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose.

     26. Miscellaneous. Neither party may transfer or assign its rights or
         -------------
responsibilities under this Agreement without the written consent of the other party hereto; provided, however, that the Exchange Agent may transfer and assign its rights and responsibilities hereunder to any of its affiliates otherwise eligible to act as the Exchange Agent and, upon 45 days prior written notice to the Exchange Agent, the Issuer may transfer and assign its rights and responsibilities hereunder to any successor by merger, any purchaser of all of the common stock of Issuer, or any purchaser of all or substantially all of the Issuer's assets. This Agreement may be amended only in writing signed by both parties. Any Exchange Securities which remain undistributed after the Expiration Date shall be cancelled and delivered to the Issuer upon demand, and any Restricted Securities which are tendered thereafter shall be returned by the Exchange Agent to the tendering party. Except for Sections 20 and 22, this Agreement shall terminate on the 31st day after the Expiration Date.

     27. Parties in Interest. This Agreement shall be binding upon and inure
         -------------------
solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefits or remedy of any nature whatsoever under or by reason of this Agreement. Without limitation to the foregoing, the parties hereto expressly

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

agree that no Holder or holder of Securities shall have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     28. Entire Agreement; Headings. This Agreement constitutes the entire
         --------------------------
understanding of the parties hereto with respect to the subject matter hereof. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     29. Counterparts. This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Issuer and Exchange Agent have caused this Agreement to be signed by their respective officers thereunto authorized as of the date first written above.

                                             CONSOL ENERGY INC.



                                             By: ______________________________
                                                 Name:
                                                 Title:



                                             THE BANK OF NOVA SCOTIA TRUST
                                             COMPANY OF NEW YORK



                                             By: ______________________________
                                                 Name:
                                                 Title:

Exhibit A
---------

Form of Letter of Transmittal


Exhibit B
---------

Notice of Guaranteed Delivery

                                   Exhibit C



                                                              Date:___________

CONSOL ENERGY INC.
BY FAX: ________________________

     Re: Notice of Tenders

     With respect to Section 9 of the Exchange Agent Agreement, dated as of November 27, 2001, we confirm the following information as of the date hereof:

     1. Principal amount of Restricted Securities tendered during the past week:
          $____________________

     2. Principal amount of Restricted Securities referred to in paragraph 1. above regarding which Exchange Agent questions validity of the tender:
          $____________________

     3. Aggregate principal amount of Restricted Securities tendered since the Effective Date as to which Exchange Agent questions the validity of the tender:
          $___________________.

     4. Principal amount of Restricted Securities remaining unpresented (based on $______________ total Restricted Securities): $__________________

     5. Total aggregate principal amount of Restricted Securities validly tendered since the Effective Date: $__________________


                                  The Bank of Nova Scotia Trust Company
                                  of New York,
                                  as Exchange Agent


                                  By: ___________________________
                                      Name:
                                      Title:

                                   Exhibit D

                               SCHEDULE OF FEES
                               ----------------


EXCHANGE AGENT SERVICES - Minimum Fee                            US$6,000.00
-----------------------
Our fee covers out of pocket expenses and all work up to and including Exchange Date.

SERVICES INCLUDED:
------------------

Processing Letter of Transmittal

  -   Administrative set-up
  -   Mailing of information to DTC, Holders & Participants
  -   Issuing New Notes
  -   Debit Old Notes from records
  -   Answer phone inquiries
  -   Facsimile/electronic communication weekly on tendered securities to Issuer
  -   Monitor & confirm ATOP account with DTC

SHELF REGISTRATION EXCHANGES:
-----------------------------
Shelf Registration Letters of Transmittal (per item)             US$ 25.00

TERMS OF PROPOSAL
-----------------

Out-of-pocket expenses are defined as costs by The Bank of Nova Scotia Trust Company of New York for the purchase of goods or services required to fulfill our obligation as Exchange Agent or for other related services. Examples of these expenses are stationery, postage, courier services, retention of records, etc.

The foregoing fee is exclusive of all applicable taxes. All fees are based upon the use of automatic equipment. Any services requiring manual processing and/or overtime will result in a special or higher charge.